Exhibit 99.1

APOLLO INVESTMENT CORPORATION

CLOSES PRIVATE OFFERING OF $200 MILLION SENIOR CONVERTIBLE NOTES

NEW YORK—January 26, 2011—Apollo Investment Corporation (the “Company”) (NASDAQ-GS: AINV) announces the closing of its private offering of 5.75% senior unsecured convertible notes due 2016 (the “Notes”). In connection with the closing, the initial purchasers exercised their over-allotment option and purchased an additional $25 million aggregate principal amount of the Company’s Notes. With the exercise of the over-allotment option, a total of $200 million aggregate principal amount of Notes were issued in the offering. The Company raised approximately $194 million in net proceeds after deducting discounts and commissions. The Notes were sold in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will bear interest at an annual rate of 5.75%, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2011. The Notes will mature on January 15, 2016.

Prior to December 15, 2015, the Notes will be convertible only upon specified events and during specified periods and, thereafter, at any time. The Notes will initially be convertible at a conversion rate of 72.7405 shares of the Company’s common stock per $1,000 principal amount of Notes, corresponding to an initial conversion price of approximately $13.75, which represents a premium of 17.5% to the $11.70 per share closing price of the Company’s common stock on The NASDAQ Global Select Market on January 19, 2011. The conversion rate will be subject to adjustment upon certain events.

The Company expects to use the net proceeds of this offering to make investments in new and existing portfolio companies, repay indebtedness owed under the credit facility, and for general corporate purposes.

The Notes and the shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act, or any applicable state securities laws. The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:

Richard L. Peteka

Apollo Investment Corporation

(212) 515-3488